Filed Pursuant to Rule 424(b)(3)

File No. 333-199121

PROSPECTUS SUPPLEMENT NO. 3 DATED MARCH 10, 2015

(TO PROSPECTUS DATED NOVEMBER 18, 2014) AS SUPPLEMENTED BY

PROSPECTUS SUPPLEMENT NO. 1 DATED DECEMBER 17, 2014 AND PROSPECTUS

SUPPLEMENT NO. 2 DATED FEBRUARY 11, 2015

APPLIED DNA SCIENCES, INC.

PROSPECTUS

$9,100,000 OF SHARES OF COMMON STOCK AND

WARRANTS TO PURCHASE SHARES OF COMMON STOCK

This Prospectus Supplement No. 3 updates and supplements the prospectus of Applied DNA Sciences, Inc. (“the “Company”, “we”, “us”, or “our”) dated November 18, 2014 , as updated and supplemented by Prospectus Supplement No. 1 dated December 17, 2014 and Prospectus Supplement No. 2 dated February 11, 2015 (collectively, the “Prospectus”), with the following attached document which we filed with the Securities and Exchange Commission :

A.	Our Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 6, 2015

This Prospectus Supplement No. 3 should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement. This prospectus supplement updates, amends and supplements the information included in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

The purchase of the securities offered through the Prospectus involves a high degree of risk. Before making any investment in our common stock and/or warrants, you should carefully consider the risk factors section beginning on page 8 of the Prospectus and the “Risk Factors” section in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 15, 2014.

You should rely only on the information contained in the Prospectus, as supplemented or amended by this Prospectus Supplement No. 3 and any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 3 is March 10, 2015

INDEX TO FILINGS

Annex
The Company’s Amendment No. 1 to Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 6, 2015	A

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K/A
(Amendment No. 1)

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended September 30, 2014
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____ to _____

Commission File Number 001-36745

APPLIED DNA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-2262718
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

50 Health Sciences Drive,
Stony Brook, New York	11790	(631) 840-8800
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)
Securities registered under Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered
Common Stock, $0.001 par value	NASDAQ Capital Market
Warrants to purchase Common Stock	NASDAQ Capital Market

Securities registered under Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.
☐ Yes      ☒ No

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.
☐ Yes      ☒ No

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
☒ Yes      ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
☒ Yes      ☐ No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K/A or any amendment to this Form 10-K/A.     ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).     ☐ Yes     ☒ No

The aggregate market value of the Registrant’s common stock held by non-affiliates of the Registrant, based upon the last sale price of the common stock quoted on the OTC Bulletin Board as of the last business day of the Registrant’s most recently completed second fiscal quarter (March 31, 2014), was approximately $82 million. Shares of the Registrant’s common stock held by each executive officer and director and by each entity or person that, to the Registrant’s knowledge, owned 5% or more of the Registrant’s outstanding common stock as of March 31, 2014 have been excluded in that such persons may be deemed to be affiliates of the Registrant. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

As of December 11, 2014, the Registrant had outstanding 17,309,702 shares of Common Stock, par value $0.001 per share.

TABLE OF CONTENTS

		Page

EXPLANATORY NOTE

ITEM 9A.	CONTROLS AND PROCEDURES	1
ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES	3

Signatures

i

EXPLANATORY NOTE

This Amendment No.1 on Form 10-K/A amends the Annual Report on Form 10-K for the fiscal year ended September 30, 2014 of Applied DNA Sciences, Inc. (the “Company”), as filed by the Company with the Securities and Exchange Commission on December 15, 2014 (the “Form 10-K”), and is being filed to amend Item 9A of the Form 10-K solely for the purpose of including the section entitled “Evaluation of Disclosure Controls and Procedures” in accordance with Item 307 of Regulation S-K. Except as set forth in Item 9A below and filing of related certifications, no other changes are made to the Form 10-K. Unless expressly stated, this Amendment No. 1 does not reflect events occurring after the filing of the Form 10-K, nor does it modify or update in any way the disclosures contained in the Form 10-K, including the Company’s financial statements and the footnotes thereto. The information on the facing page is as of the date of the filing of the Form 10-K.

ITEM 9A. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including, our Chief Executive Officer, along with the Chief Financial Officer, on September 30, 2014, we conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) under the Exchange Act, as of September 30, 2014. Disclosure controls and procedures are those controls and procedures designed to provide reasonable assurance that the information required to be disclosed in our Exchange Act filings is (1) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and (2) accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of September 30, 2014, our disclosure controls and procedures were effective.

Management Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f). Our internal control over financial reporting was designed to provide reasonable assurance to the Company’s management and board of directors regarding the preparation and fair presentation of published consolidated financial statements. Internal control over financial reporting is promulgated under the Exchange Act as a process designed by, or under the supervision of, the Company’s principal executive and principal financial officers and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting, no matter how well designed, has inherent limitations and may not prevent or detect misstatements. Therefore, even effective internal control over financial reporting can only provide reasonable assurance with respect to the financial statement preparation and presentation.

Our management has conducted, with the participation of our CEO and CFO, an assessment, including testing of the effectiveness, of our internal control over financial reporting as of September 30, 2014. Management’s assessment of internal control over financial reporting was based on assessment criteria established in the 1992 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on such evaluation, management concluded that our internal control over financial reporting was effective as of September 30, 2014.

Remediation of Previously Reported Material Weakness

Our management developed and implemented a remediation action plan that fully remediated our previously reported material weakness. The principal elements of our remediation plan included the following:

a.	Our CEO appointed a Sarbanes-Oxley project leadership team, consisting of our CFO and our Controller, that oversaw the project,
b.	Together with a consultant that we have engaged, we have enhanced our review procedures and the documentation thereof, and,
c.	We implemented these enhanced procedures during our fiscal year ended September 30, 2014.

Further, we have amended our Form 10-K for the year ended September 30, 2013 to include a 404(b) attestation opinion from our auditors.

Attestation Report of the Independent Registered Public Accounting Firm

The effectiveness of our internal control over financial reporting as of September 30, 2014 has been audited by Marcum LLP, our independent registered public accounting firm, who also audited our consolidated financial statements as of and for the year end September 30, 2014 included in this Annual Report on Form 10-K.

Changes in Internal Control over Financial Reporting

There were no additional changes, other than those detailed above under Remediation of Material Weakness in our internal control over financial reporting during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON INTERNAL CONTROL OVER FINANCIAL REPORTING

To the Audit Committee of the
Board of Directors and Shareholders of
Applied DNA Sciences, Inc.

We have audited Applied DNA Sciences, Inc.’s (the “Company”) internal control over financial reporting as of September 30, 2014, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in 1992. The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying “Management Annual Report on Internal Control over Financial Reporting”. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that degree of compliance with the policies or procedures may deteriorate.

In our opinion, Applied DNA Sciences, Inc. maintained, in all material aspects, effective internal control over financial reporting as of September 30, 2014, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 1992.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets as of September 30, 2014 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended of the Company and our report dated December 15, 2014 expressed an unqualified opinion on those financial statements.

/s/ Marcum llp

Marcum llp
Melville, NY
December 15, 2014

2

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	We have filed the following documents as part of this Form 10-K/A:

3.	Exhibits.

The information required by this item is set forth on the exhibit index that follows the signature page of this report.

3

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED DNA SCIENCES, INC.

Date: March 6, 2015	/s/ James A. Hayward
James A. Hayward
President and Chief Executive Officer (Principal Executive Officer)

Date: March 6, 2015	/s/ Beth Jantzen
Beth Jantzen
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

4

EXHIBIT INDEX

The following exhibits are included as part of this Form 10-K/A. References to “the Company” in this Exhibit List mean Applied DNA Sciences, Inc., a Delaware corporation.

Filed or Furnished Herewith
Exhibit Number	Description
31.1	Section 302 Certification of Sarbanes-Oxley Act of 2002	Filed
31.2	Section 302 Certification of Sarbanes-Oxley Act of 2002	Filed
32.1	Section 906 Certification of Sarbanes-Oxley Act of 2002	Filed
32.2	Section 906 Certification of Sarbanes-Oxley Act of 2002	Filed

Exhibit 31.1

CERTIFICATION

I, James A. Hayward, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Applied DNA Sciences, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financing reporting; and

4.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	March 6, 2015

/s/ James A. Hayward
James A. Hayward
President, Chief Executive Officer and Chairman

Exhibit 31.2

CERTIFICATION

I, Beth Jantzen, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Applied DNA Sciences, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financing reporting; and

4.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	March 6, 2015

/s/ Beth Jantzen
Beth Jantzen
Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of Applied DNA Sciences, Inc. (the “Company”) for the fiscal year ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James A. Hayward, President, Chief Executive Officer and Chairman of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James A. Hayward
James A. Hayward
President, Chief Executive Officer and Chairman

Date: March 6, 2015

*
A signed original of this written statement required by Section 906 has been provided to Applied DNA Sciences, Inc. and will be retained by Applied DNA Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Annual Report on Form 10-K/A of Applied DNA Sciences, Inc. (the “Company”) for the fiscal year ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Beth Jantzen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Beth Jantzen
Beth Jantzen
Chief Financial Officer

Date: March 6, 2015

*
A signed original of this written statement required by Section 906 has been provided to Applied DNA Sciences, Inc. and will be retained by Applied DNA Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.